                                                                   EXHIBIT 10.25

                            FIFTH AMENDMENT TO LEASE



                  This FIFTH AMENDMENT TO LEASE (hereinafter called "Fifth Amendment") is made and entered into as of the 11th day of June, 2001 by and between EBS BUILDING, L.L.C., a Delaware limited liability company ("Landlord"), and STIFEL FINANCIAL CORP., a Delaware corporation, and STIFEL, NICOLAUS & COMPANY, INCORPORATED, a Missouri corporation (collectively referred to as "Tenant").

                                   WITNESSETH:

                  WHEREAS, Landlord and Tenant entered into a certain Standard Office Lease dated September 30, 1998 for certain premises located in the building known and numbered as 500 Washington Avenue, St. Louis, Missouri, which Standard Office Lease was amended by that certain First Amendment to Lease dated as of December 1, 1998, and further amended by that certain Second Amendment to Lease dated as of February 1, 1999 and further amended by that certain Third Amendment to Lease dated as of September 1, 1999 and further amended by that certain Fourth Amendment to Lease dated as of November 1, 1999 (hereinafter collectively referred to as the "Lease"); and

                  WHEREAS, Tenant wishes to exercise its option to convert the portion of the Seventh Floor Expansion currently used for storage to general office space pursuant to the terms of the Seventh Floor Expansion option set forth in Section 23.34 of the Lease; and

                  WHEREAS, Tenant wishes to exercise its option with respect to the remainder of the Seventh Floor Expansion option set forth in Section 23.34 of the Lease; and

                  WHEREAS, Tenant wishes to exercise its option to lease approximately one thousand one hundred (1,100) square feet of storage space on the First Floor Mezzanine of the Building pursuant to the terms of the Option to Lease Storage Area set forth in Section 23.32 of the Lease; and

                  WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein; and

                  WHEREAS, Landlord and Tenant desire to amend said Lease as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Effective May 1, 2001, Section 1.8 of the Lease is hereby amended in its entirety to read as follows:

                           1.18. PREMISES: approximately 96,000 rentable square
                  feet in the Building as depicted on Exhibit A of this Lease and as improved in accordance with the provisions of Article 11 and Exhibit C of this Lease.

                  2. Effective May 1, 2001, Section 1.11 of the Lease is hereby amended in its entirety to read as follows:

                           1.11. ANNUAL BASE RENT AND MONTHLY BASE RENT
                  INSTALLMENT:

                  From 05/01/2001 - 04/30/2003; Annually $ 1,536,000.00; Monthly
                       $ 128,000.00, based upon a base rental rate of $16.00 per rentable square foot in the Premises.

                  From 05/01/2003 - 04/30/2005; Annually $ 1,584,000.00; Monthly
                       $ 132,000.00, based upon a base rental rate of $16.50 per rentable square foot in the Premises.

                  From 05/01/2005 - 04/30/2006; Annually $ 1,632,000.00; Monthly
                       $ 136,000.00, based upon a base rental rate of $17.00 per rentable square foot in the Premises.

                  From 05/01/2006 - 04/30/2007; Annually $ 1,680,000.00; Monthly
                       $ 140,000.00, based upon a base rental rate of $17.50 per rentable square foot in the Premises.

                  From 05/01/2007 - 04/30/2008; Annually $ 1,728,000.00; Monthly
                       $ 144,000.00, based upon a base rental rate of $18.00 per rentable square foot in the Premises.

                  From 05/01/2008 - 04/30/2009; Annually $ 1,776,000.00; Monthly
                       $ 148,000.00, based upon a base rental rate of $18.50 per rentable square foot in the Premises.

                  From 05/01/2009 through 04/30/2010, Annual Base Rent due under this Lease shall be that amount equal to the number of rentable square feet constituting the Premises, as acknowledged pursuant to Section 1.8 above, times the product obtained by multiplying $16.50 by a fraction, the numerator of which shall be the CPI-U (as hereinafter defined) for April 30, 2009, and the denominator of which shall be the CPI-U (as hereinafter defined) for February l, 1999, which Annual Base Rent shall not exceed $22.17 per rentable square foot. The Monthly Base Rent Installment shall be the amount of Annual Base Rent divided by twelve.

                  From 05/01/2010 through 04/30/2011, Annual Base Rent due under this Lease shall be that amount equal to the number of rentable square feet constituting the Premises, as acknowledged pursuant to Section 1.8 above, times the product obtained by multiplying the Annual Base Rent for the immediately prior lease year by a fraction, the numerator of which shall be the CPI-U (as hereinafter defined) for April 30, 2010, and the



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

         denominator of which shall be the CPI-U for April 30, 2009, which Annual Base Rent shall not exceed $22.84 per rentable square foot. The Monthly Base Rent Installment shall be the amount of Annual Base Rent divided by twelve.

                  As used herein, the term "Consumer Price Index" shall mean The Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. City Average (1982-1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics. In the event the Consumer Price Index is not published effective as of the date(s) referred to above, then the adjustment shall be measured from the date most immediately preceding the date(s) in question. If the Consumer Price Index is changed so that the base year differs from that referenced above, the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is discontinued or revised during the Term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

                  3. Effective May 1, 2001, Section 1.14 of the Lease is amended to read as follows:

                           1.14. TENANT'S PROPORTIONATE SHARE: 22.11%.

                  4. Effective May 1, 2001, a new Section 1.22 shall be added to the Lease to read as follows:

                           1.22. STORAGE AREA: Approximately 1,100 useable
                  square feet of storage space located on the First Floor Mezzanine of the Building, as depicted on Exhibit A of this Lease. See Section 23.32 of the Lease.

                  5. Effective May 1, 2001, Section 23.9 of the Lease is amended to read as follows:

                           23.9. BROKERAGE: Each of the parties hereto warrants
                  to the other that, except as set forth in Article 1 hereof, such party has not obligated the other party for any finders', brokers' or other agents' commission, fees or other remuneration in connection with this Lease; and each party shall indemnify and hold the other harmless from and against any and all claims for such fees alleged to have been incurred by such party; and Tenant hereby further agrees to indemnify and hold Landlord harmless from and against any and all claims for such fees alleged to have been incurred by such party in connection with Tenant's Lease of the Seventh Floor Expansion provided in Section 23.34.a. of the Lease.




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

                  6. Effective May 1, 2001, Addendum No. 1 to the Lease is amended as follows:

                           a. Section 23.32 of the Lease is hereby amended to
                  read as follows:

                           23.32. STORAGE AREA. Landlord hereby leases unto
                  Tenant and Tenant hereby accepts from Landlord approximately 1,100 useable square feet of storage space located on the First Floor Mezzanine of the Building, and designated as Storage Space S-1A (the "Storage Area"), all as outlined on the floor plan attached hereto as Exhibit A. The Storage Area shall be made available to Tenant on or prior to May 1, 2001. The annual rent for the Storage Area shall be Eight Thousand Eight Hundred and 00/100 Dollars ($8,800.00) ($8.00 per useable square foot), payable in equal monthly installments of Seven Hundred Thirty Three and 33/100 Dollars ($733.33) each and shall be added to Tenant's Annual Base Rent obligations hereunder. The Storage Area shall be delivered to Tenant in its "as is" condition. Tenant agrees that the Storage Area may be used only for the storage (and not any use or operation) of furniture, office equipment, supplies and boxes and may not be used for storage of any dangerous or noxious materials or the operation of computer equipment. Tenant's use of the Storage Area shall be in full compliance with the applicable provisions of the Lease. The term of the lease of the Storage Area shall expire concurrent with the expiration of the Term of the Lease, unless otherwise earlier terminated by agreement of the parties. Landlord reserves the right to relocate the Storage Area pursuant to Section 3.4 of the Lease.

                  7. Tenant Improvement Allowance. Landlord shall, at Landlord's sole cost and expense (not to exceed Sixty Three Thousand Five Hundred Fifty Five and 00/100 Dollars ($63,555.00), which amount is $15.00 per rentable square foot of the Seventh Floor Expansion) (the "Seventh Floor Expansion Allowance"), make certain improvements to the Seventh Floor Expansion in accordance with plans and specifications identified on Exhibit B-1 attached hereto and incorporated herein by reference (the "Tenant's Expansion Plans"). In the event Tenant does not utilize the entire Seventh Floor Expansion Allowance for improvements to the Seventh Floor Expansion, then Tenant may utilize any unused portion of the Expansion Allowance for other improvements to the Premises, as approved by Landlord; provided, however, that Tenant must use this unused portion on or before December 1, 2001 or Landlord will have no further obligation with respect to the Seventh Floor Expansion Allowance. In the event the cost of constructing such improvements to the Seventh Floor Expansion exceeds the Seventh Floor Expansion Allowance, Tenant shall pay for all such costs within ten (10) days of receipt of Landlord's invoice therefor. In no event shall the remainder of the Seventh Floor Expansion Allowance, if any, be used for Rent. The improvements to be constructed in connection with Tenant's lease of the Seventh Floor Expansion shall be considered alterations and the plans therefor and the construction thereof shall be subject to the provisions of Article 11 of this Lease.

                  8. Exhibits. Effective May 1, 2001, Exhibit A to the Lease is hereby deleted and Exhibit A attached to this Fifth Amendment is substituted therefor.



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

                  9. Miscellaneous.

                  a. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute but one and the same instrument. Facsimile signatures on any counterpart shall be effective as an original signature, but the parties hereto agree to deliver to the other original signatures within thirty (30) days after the date of this Fifth Amendment.

                  b. Except as expressly amended and modified hereby, all of the terms and provisions of this Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

                  c. This Fifth Amendment shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Fifth Amendment to Indenture of Lease as of the day and year first written above.

                                     LANDLORD:

                                     EBS BUILDING, L.L.C.

                                     By: PricewaterhouseCoopers LLP, its Manager

                                     By: /s/ Keith F. Cooper
                                        ---------------------------------------
                                        Name: Keith F. Cooper
                                             ----------------------------------
                                        Title:  Partner
                                              ---------------------------------

                                     Date:
                                          --------------------


                                     TENANT:

                                     STIFEL FINANCIAL CORP.


                                     By:  /s/ James M. Zemlyak
                                        ---------------------------------------
                                        Name: James M. Zemlyak
                                             ----------------------------------
                                        Title: Sr. Vice President - Chief
                                               Financial Officer
                                              ---------------------------------

                                     Date:
                                          --------------------




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

                                     STIFEL, NICOLAUS & COMPANY,
                                     INCORPORATED


                                     By: /S/  James M. Zemlyak
                                        ---------------------------------------
                                        Name: James M. Zemlyak
                                             ----------------------------------
                                        Title: Sr. Vice President - Chief
                                               Financial Officer
                                              ---------------------------------

                                     Date:
                                          --------------------




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

                                    EXHIBIT A


                                 [New Premises]






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